                                                               EXECUTION VERSION

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

     This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of May 1, 2007 (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "Intellectual Property Security Agreement"), is made by each of the signatories hereto (collectively, the "Grantors") in favor of Credit Suisse,
Cayman Islands Branch, as administrative agent and collateral agent (in such capacities and together with its successors, the "Agent") for the Secured
Parties (as defined in the Guarantee and Collateral Agreement referred to below).

     A. Clarke American Corp. (to be renamed Harland Clarke Holdings Corp.), a
Delaware corporation (the "Borrower") and the subsidiaries of the Borrower from time to time party thereto as Subsidiary Co-Borrowers have entered into a Credit
Agreement, dated as of April 4, 2007 (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "Credit Agreement"), with the banks, financial institutions and other entities (the "Lenders") from time to time party thereto and the Agent.

     B. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and
Collateral Agreement, dated as of May 1, 2007 in favor of the Agent (as may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "Guarantee and Collateral Agreement"). Capitalized terms used and not defined herein have the meanings given such terms in the Credit Agreement or the
Guarantee and Collateral Agreement, as applicable.

     C. Under the terms of the Guarantee and Collateral Agreement, the Grantors
have granted a security interest in the Collateral, including, without limitation, certain Intellectual Property of the Grantors, to the Agent for the
benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the
United States Patent and Trademark Office, the United States Copyright Office,
and other applicable Governmental Authorities.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors agree as follows:

SECTION 1. GRANT OF SECURITY.

     Each Grantor hereby grants to the Agent, for the ratable benefit of the
Secured Parties, a security interest in all of the following ( the "Intellectual
Property Collateral") of such Grantor, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated
maturity, by acceleration or otherwise) of such Grantor's Obligations:

          (a) (i) all United States, State and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, logos and other source or business identifiers, whether

registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and
Trademark Office or in any similar office or agency of the United States, any
State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including the registrations and applications listed on Schedule
A attached hereto, except for "intent-to-use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15
U.S.C. ss. 1051, unless and until an Amendment to Allege Use or a Statement of
Use under Section 1(c) or Section 1(d) of the Lanham Act has been filed, to the extent that any assignment of an "intent-to-use" application prior to such filing would violate the Lanham Act or cause the trademark that is the subject thereof to be invalidated or abandoned (ii) all renewals thereof and the right to obtain all renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements or dilutions of any of the foregoing or for any injury to goodwill, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto, including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements or dilutions thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above;

          (b) (i) all patents of the United States, any other country, or union of countries or any political subdivision of any of the foregoing, and all applications in connection therewith, including all patents and patent applications in the United States Patent and Trademark Office (including those listed on Schedule B attached hereto), (ii) all reissues, extensions, divisions, continuations and continuations-in-part thereof, and the right to obtain all reissues and extensions thereof, (iii) all inventions (whether or not patentable) and all improvements thereof, (iv) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (v)
all proceeds of the foregoing, including all royalties, income, payments, claims, damages and proceeds of suit now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (vi) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world;

          (c) (i) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether or not the underlying works of authorship have been published, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office
(including those registrations and applications listed on Schedule C attached hereto), (ii) all extensions and renewals thereof, and the right to obtain all extensions and renewals thereof, (iii) the right to sue or otherwise recover for past, present and future infringements of any of the foregoing, (iv) all proceeds of the foregoing, including all royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith, and damages or payments for past, present or future infringements thereof, and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto throughout the world; and

          (d) solely to the extent that any Grantor has recorded its interest therein with the United States Copyright Office or the United States Patent and
Trademark Office, exclusive Trademark Licenses, exclusive Patent Licenses and exclusive Copyright Licenses, including those agreements listed on Schedule D attached hereto, and all rights to sue or otherwise recover at law or in equity for any past, present and future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all proceeds and damages therefrom.

SECTION 2. RECORDATION.

     Each Grantor authorizes and requests that the United States Commissioner of
Patents and Trademarks, the United States Register of Copyrights or any other applicable government officer record this Intellectual Property Security
Agreement.

SECTION 3. EXECUTION IN COUNTERPARTS.

     This Intellectual Property Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. GOVERNING LAW.

     This Intellectual Property Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law provisions.

SECTION 5. CONFLICT PROVISION.

     This Intellectual Property Security Agreement has been entered into in conjunction with the Guarantee and Collateral Agreement and the Credit
Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Intellectual
Property Collateral are more fully set forth in the Guarantee and Collateral
Agreement and the Credit Agreement, all terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the
provisions of the Guarantee and Collateral or the Credit Agreement, as
applicable, shall govern.

     IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual
Property Security Agreement to be duly executed and delivered as of the date first above written.

                                           JOHN H. HARLAND COMPANY

                                           By /s/ Peter A. Fera, Jr.
                                              -------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                           HARLAND CHECKS AND SERVICES, INC.

                                           By /s/ Peter A. Fera, Jr.
                                              -------------------------------
                                              Name: Peter A. Fera, Jr.
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                           SCANTRON CORPORATION

                                           By /s/ Edward P. Taibi
                                              -------------------------------
                                              Name: Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                                           HARLAND FINANCIAL SOLUTIONS, INC.

                                           By /s/ Edward P. Taibi
                                              -------------------------------
                                              Name: Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                                           HFS CORE SYSTEMS, INC.

                                           By /s/ Edward P. Taibi
                                              -------------------------------
                                              Name: Edward P. Taibi
                                              Title: Vice President and
                                                     Assistant Secretary

                                   SCHEDULE A

                                   TRADEMARKS

                                   SCHEDULE B

                                     PATENTS

                                   SCHEDULE C

                                   COPYRIGHTS

                                   SCHEDULE D

           TRADEMARK LICENSES, PATENT LICENSES AND COPYRIGHT LICENSES